                                                                 Exhibit 10.19
                                August 2, 1999


Mr. Don Hutchinson
SVP & GM @ Work Division
Excite@Home
-----------
450 Broadway Street
Redwood City, CA 94063

Re:  Letter Agreement

Dear Mr. Hutchinson:

     This letter confirms the preliminary terms and conditions of an agreement between E-Stamp Corporation ("E-Stamp") and AtHome Corporation, acting through its @Work division ("@Work"), effective as of the date first written above ("Effective Date") regarding a business relationship between the parties ("Letter Agreement"). Upon execution of this letter, the parties will pursue the negotiation and execution of a written agreement setting forth the definitive terms and conditions governing such a business arrangement (the "Definitive Agreement").

     The parties agree as follows:

     1. This Letter Agreement shall be binding with respect to those matters set forth herein; which will be addressed in greater detail and may be supplemented in the Definitive Agreement, which the parties will negotiate in good faith with the objective of entering into and signing the Definitive Agreement on or before August 31, 1999.

     2. The following constitutes the parties' present understanding regarding E-Stamp's provision of Internet postage on @Work's business portal to be called "Work.com" and the creation of a co-branded business-oriented post office and services channel for Work.com, which the Definitive Agreement will address in greater detail:

          (a) E-Stamp will become the "preferred provider" of Internet postage on Work.com.

____________________
August 2, 1999
Page 2


          (b) E-Stamp will build, host and operate a co-branded business post office and services channel (the "Co-branded Site") for Work.com.

          (c) The Co-branded Site with include Work.com and E-Stamp branding. @Work's business portal brand (Work.com) will be the predominant brand represented on the co-branded site, and @Work and E-Stamp will mutually agree on those requirements. @Work will provide E-Stamp with the specifications and E-Stamp will be responsible for integrating the co-brand elements into the Co-branded Site. The "look and feel" of the Co-Branded Site will be consistent with the "look and feel" of Work.com, and @Work will have final right of approval over the branding and the overall "look and feel" of the Co-branded Site. E-Stamp will provide all support necessary to create the Co-branded Site in time for the [***] launch of Work.com subject to conditions and delays not within E-Stamp's control. The URL of the co-branded post office site will be specified by @Work (e.g. postage.work.com).

          (d) At @Work's request, E-Stamp will at [***] expense perform the development required to integrate with the Excite@Home Universal Registration System (URS). Such integration will allow Excite@Home to capture user profile information (e.g., name, e-mail address, basic demographics, etc.) which E-Stamp captures from users coming to the Co-branded Site. Until such time that the URS integration is complete and thereafter to the extent that data is collected from users outside the URS, E-Stamp will (i) provide to Excite@Home all User Data, as defined below, in connection with this Agreement within thirty (30) days after the end of each calendar month in a format to be mutually agreed upon by the parties, and (ii) work with @Work to ensure User Data capture such that the data can be integrated into @Work's user databases. User Data collected in the Co-branded Site will be jointly owned by E-Stamp and @Work. During the term
                                                         -----
of the agreement and for twelve (12) months thereafter, E-Stamp agrees that (i) it will not use User Data to market products or services that are in any way competitive to the products or services of Excite@Home or any of its affiliates;
                                           -----------
(ii) it will always give Users an "opt out" choice to not receive marketing materials from E-Stamp in the future; (iii) Excite@Home will have the right to
                                            -----------
pre-approve in writing all communications targeted specifically at Excite@Home
                                                                   -----------
or Work.com users; and (iv) it will not sell

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

____________________
August 2, 1999
Page 3

User Data to any third party. Both parties agree that none of the above terms will obligate either party to violate any existing data privacy commitments or obligations, and E-Stamp agrees to abide by @Work's privacy policies as amended from time to time. "User Data" means all information submitted on the Co-branded Site to E-Stamp or @Work, and all information submitted by @Work's (or its affiliates') registered users, whether or not submitted on the Co-branded Site.

          (e) E-Stamp will make available the core postal supplies products that it offers on E-Stamp's direct web site for inclusion (at @Work's discretion) in any Master Product database, which Excite@Home or any of its controlled or foreign affiliates develops and maintains. E-Stamp will help to develop the tools required to update this product information in a timely fashion.

          (f) E-Stamp will pay @Work [***] over the 30-month period beginning from the date of this letter, with the initial nonrefundable [***] payment due on September 1, 1999. E-Stamp will pay the balance in equal monthly nonrefundable installments starting with the launch of Work.com. E-Stamp will not be obligated to make any subsequent payments (beyond the initial [***] payment) until the launch of Work.com.

          (g) The [***] payment is consideration for the right to be the preferred provider of Internet Postage (i.e., E-Stamp's core postal offering) on Work.com and for an aggregate of [***] impressions over the term of the agreement. The impressions will be allocated across Work.com as follows:

          [***]

          (h) The text link and tool box impressions represent the predominant display of links to the Co-branded Site throughout Work.com. In addition, @Work will not sell text link, tool box and sponsorship box impressions on Work.com to other companies for whom Internet postage represents [***] source of revenue. These considerations reflect E-Stamp's preferred provider status.

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

_______________________
August 2, 1999
Page 4



          (i) If, after [***], E-Stamp (after discussions with @Work) desires exposure on Excite.com, up to [***] of the Work.com banner and/or sponsorship box impressions noted above may be used for similarly priced banner and/or sponsorship box impressions on Excite.com. These impressions will be spread over the remainder of the term of the contract.

          (j) Within [***] of Work.com's launch, @Work and E-Stamp will meet to review results of the E-Stamp promotional efforts outlined in this Section 2. If @Work fails to deliver [***] E-Stamp impressions on Work.com (in approximately the following ratio: [***] during the first [***] following Work.com's launch, @Work will have [***] additional months to make up any "Shortfall" with impressions on Work.com that are of the same quantity and of equal or greater value to E-Stamp as the undelivered impressions that comprise the Shortfall. During this [***] month make-up period, @Work will deliver the required impression commitment under the Agreement plus the Shortfall impressions. If after the additional [***] month period (i.e., [***] months from the Work.com launch date), @Work is unable to generate the necessary E-Stamp impressions on Work.com, then E-Stamp will have the right to terminate the Agreement upon written notice to @Work. Upon termination, E-Stamp will no longer be obligated to make any additional payments as outlined in Section 2.(f). "Shortfall" shall mean the difference between [***] impressions and the actual number of impressions delivered by Excite@Home at the [***] of the Agreement.

          (k) @Work will sell and serve the ad banners on the Co-branded Site and will retain [***] of such ad revenues (after an allowance for the direct sales costs which @Work incurs for serving the ads; but such costs will not exceed [***] of gross ad revenues). @Work will pay to E-Stamp its portion of such ad revenues within thirty (30) days following the end of any calendar month. Such payments shall include a report in a reasonable amount of detail setting forth the amount of gross ad revenues for such month and the amount and nature of deductions from such revenues.


*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

_________________
August 2, 1999
Page 5

          (l) Unless the parties otherwise agree in writing, and except for termination as a result of a material breach by one party which is not cured within a reasonable period of time as set forth in the Definitive Agreement, this agreement will expire after an initial term of thirty (30) months from the Effective Date. The Definitive Agreement will contain a right of first offer for E-Stamp to renew the Definitive Agreement under similar economic terms.

          (m) All support related to products or services sold on the Co-branded Site will be the responsibility of E-Stamp. To the extent reasonably practicable and commercially feasible, this support will be co-branded in a manner consistent with the overall co-branding. In cases where E-Stamp is working with a third party vendor to deliver the product or service, it will be responsible for coordinating all the above support issues. Such support will be of the same quality as that provided the customers accessing E-Stamp's retail site (e.g., www.estamp.com). The Co-branded Site will be generally accessible from the web twenty-four hours a day, seven days a week, other than for downtime for reasonable periods for support and maintenance of the Co-branded Site or downtime resulting from causes beyond E-Stamp's control.

          (n) @Work will support publicly the @Work/E-Stamp relationship. This public relations support will include mention of E-Stamp as @Work's preferred provider of Internet postage for Work.com. E-Stamp and @Work will have joint approval over all publicity related to the @Work/E-Stamp relationship.

          (o) Throughout the term of the contract, E-Stamp will (i) continue to make available to @Work the latest version of E-Stamp's product and service portfolio for inclusion (at @Work's discretion) on Work.com; and (ii) maintain the Co-branded Site at the level of performance and functionality (including without limitation breadth and depth of product and service offerings) maintained by E-Stamp on its web site available at www.estamp.com as of the Effective Date; and (iii) continue to integrate the latest features and functionality as used on competitive and comparable web sites, including (without limitation) back-end security, transaction mechanisms, customer service, user interface enhancements.

________________
August 2, 1999
Page 6


          (p) E-Stamp agrees that @Work will be considered a preferred business portal and commercial ISP partner. As such, E-Stamp agrees to work with @Work to promote @Work's business portal, hosting and Internet access services in select E-Stamp marketing efforts.

          (q) Both parties acknowledge that any individual use of the Internet could be a customer of E-Stamp or @Work through activities unrelated to this Letter Agreement. Except as provided in this Letter Agreement, both parties further acknowledge that any User Data gathered independent of this Letter Agreement, even for customers who independently use both parties' services, shall not be covered by this Agreement. The parties will jointly own User Data captured as a part of this relationship. Both parties agreed that this joint ownership will not obligate either party to violate any existing data privacy commitments or obligations. "@Work Data" means information collected by @Work outside of the Co-branded Site and provided to E-Stamp by @Work. @Work shall retain ownership of all @Work Data. "E-Stamp Data" means information collected by E-Stamp outside of the Co-branded Site. E-Stamp shall retain ownership of all E-Stamp data.

          (r) The business relationship contemplated by this letter is not exclusive for either party.

          (s)   The parties agree to keep the terms of this letter confidential.

     3. The Definitive Agreement will at a minimum contain provisions in paragraph 2 and may also contain additional provisions.

     4. The parties expressly acknowledge and agree that any rights or obligations set forth in this letter are expressly conditioned upon E-Stamp receiving approvals from the United States Postal Service to offer its Internet postage service on a nationwide basis. As between the parties, E-Stamp will be solely responsible for acquiring all necessary consents and approvals related to its offering an Internet postage service on a nationwide basis.

     5. Each party will bear its own costs and expenses in connection with its performance of this letter and negotiation and preparation of the Definitive Agreement.

________________
August 2, 1999
Page 7


     6. The Definitive Agreement will include customary representation, warranty and indemnity provisions from each party regarding the Co-branded Site and the products and services offered by E-Stamp, including a warranty by E-Stamp that the Co-branded Site will be fully Year 2000 compliant and a warranty from @Work that the @Home service will be fully Year 2000 compliant.

     7. The Definitive Agreement will include customary limitations of liability provisions which will include a mutual waiver of consequential and similar damages as well as a mutual overall cap on the liability of either party. Excluded from such waiver and cap will be the indemnity obligations of E-Stamp and @Work.

     8. This letter shall not be assignable or transferable by either party without the prior written consent of the other party, except that either party may assign this letter by operation of law or to any entity acquiring substantially all of the assignor's assets. A public offering of either party's stock shall not constitute an assignment for purposes of this letter. This letter shall be governed by the laws of the state of California, excluding that body of law known as conflicts of laws.

     9. This letter represents the parties' entire understanding with respect to the arrangement between them, and supersedes all prior writings, understandings and agreements, if any, between them relating to the proposed business arrangement and other matters addressed herein. The parties hereby acknowledge their intention to proceed to execution of the Definitive Agreement as indicated in this letter. Upon execution, the Definitive Agreement shall supersede the terms contained in this letter.

     Please acknowledge @Work's acceptance of the foregoing by signing in the space provided below and returning a signed copy to us as soon as possible. If @Work does not accept any of the foregoing, please call me so that we can discuss your concerns.

     Thank you for your cooperation and attention to this matter. We look forward to the successful negotiation of the Definitive Agreement.

     Sincerely,

________________
August 2, 1999
Page 8



     E-Stamp Corporation


     /s/ Robert H. Ewald
     -----------------------------
     Title: Pres. & CEO
            ----------------------



     ACKNOWLEDGED AND AGREED:

     AtHome Corporation



     By: /s/ DH (by Eric von Miltenburg for Dan Hutchison)
         -------------------------
     Title: SVP & GM @Work
            ----------------------
     Date:  8/2/99
            ----------------------